Exhibit 99.1

UNION PACIFIC REPORTS FIRST QUARTER EARNINGS

FOR IMMEDIATE RELEASE

First Quarter 2009 Highlights

•	Diluted earnings per share declined 15 percent to $0.72.

•	Average quarterly diesel fuel prices decreased 47 percent.

•	Operating income totaled $672 million, down 15 percent.

•	Productivity contributed to a record first quarter operating ratio of 80.3 percent.

•	Customer Satisfaction Index reached a quarterly best 87, up 6 points.

•	Strong service performance drove quarterly pricing gains.

Omaha, Neb., April 23, 2009 – Union Pacific Corporation (NYSE: UNP) today reported 2009 first quarter net income of $362 million, or $0.72 per diluted share, compared to $443 million, or $0.85 per diluted share for the first quarter 2008.

“Union Pacific produced solid quarterly results despite the challenging economy,” said Jim Young, Union Pacific chairman and chief executive officer. “We took decisive steps to reduce costs across our Company, while also making strong improvements in our safety performance, operating productivity and customer service.”

First Quarter Summary

The weak global economy affected all six of Union Pacific’s business groups. First quarter 2009 operating revenues totaled $3.4 billion versus $4.3 billion in the first quarter 2008. In addition:

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Business volumes, as measured by total revenue carloads, were down 21 percent versus the first quarter 2008. This decline drove lower year-over-year freight revenues, down 20 percent to $3.2 billion in the first quarter 2009. Another reason for decreased freight revenues was a $306 million year-over-year reduction in first quarter 2009 fuel surcharge revenue.

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Operating expenses in the first quarter 2009 declined 21 percent versus year-ago levels. The Company’s cost saving initiatives associated with lower volumes and improved efficiency contributed to the decline. In addition, quarterly diesel fuel prices decreased 47 percent year-over-year to an average of $1.51 per gallon, lowering quarterly operating expenses.

•	Union Pacific’s operating ratio improved 1.2 points to 80.3 percent, a first quarter record.

•	The Customer Satisfaction Index improved by six points over the first quarter 2008 to a record 87.

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Quarterly average train speed, as reported to the Association of American Railroads, was 27.2 mph, up 5 mph versus the first quarter 2008, a 23 percent increase, reflecting productivity and operational improvements as well as lower volumes.

Summary of First Quarter Freight Revenues

•	Energy was down 6 percent.

•	Agricultural was down 13 percent.

•	Chemicals was down 15 percent.

•	Intermodal was down 22 percent.

•	Industrial Products was down 29 percent.

•	Automotive was down 55 percent.

Outlook

“The difficult economic conditions continue to affect our business volumes,” Young said. “During this challenging time, we are reducing costs across the board, strengthening our operations and offering competitive supply chain solutions to our customers. We offer a safe, fuel-efficient, environmentally friendly transportation product that delivers value for our customers and the nation’s economy.”

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About Union Pacific

Union Pacific Corporation owns one of America’s leading transportation companies. Its principal operating company, Union Pacific Railroad, links 23 states in the western two-thirds of the country. Union Pacific serves many of the fastest-growing U.S. population centers and provides Americans with a fuel-efficient, environmentally responsible and safe mode of freight transportation. Union Pacific’s diversified business mix includes Agricultural Products, Automotive, Chemicals, Energy, Industrial Products and Intermodal. The railroad emphasizes excellent customer service and offers competitive routes from all major West Coast and Gulf Coast ports to eastern gateways. Union Pacific connects with Canada’s rail systems and is the only railroad serving all six major gateways to Mexico, making it North America’s premier rail franchise.

Supplemental financial information is attached.

Additional information is available at our Web site: www.up.com

Contact for investors is Jennifer Hamann at (402) 544-4227

Contact for media is Donna Kush at (402) 544-3753

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This press release and related materials contain statements about the Corporation’s future that are not statements of historical fact, including specifically expectations regarding the Corporation’s outlook regarding economic conditions and future business volumes, future operating performance, competitiveness of our service and, its ability to reduce costs. These statements are, or will be, forward-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements also generally include, without limitation, information or statements regarding: projections, predictions, expectations, estimates or forecasts as to the Corporation’s and its subsidiaries’ business, financial, and operational results, and future economic performance; and management’s beliefs, expectations, goals, and objectives and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward-looking information, including expectations regarding operational and financial improvements and the Corporation’s future performance or results are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statement. Important factors, including risk factors, could affect the Corporation’s and its subsidiaries’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements. Information regarding risk factors and other cautionary information are available in the Corporation’s Annual Report on Form 10-K for 2008, which was filed with the SEC on February 6, 2009. The Corporation updates information regarding risk factors if circumstances require such updates in its periodic reports on Form 10-Q and its subsequent Annual Reports on Form 10-K (or such other reports that may be filed with the SEC).

Forward-looking statements speak only as of, and are based only upon information available on, the date the statements were made. The Corporation assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Corporation does update one or more forward-looking statements, no inference should be drawn that the Corporation will make additional updates with respect thereto or with respect to other forward-looking statements. References to our Web site are provided for convenience and, therefore, information on or available through the Web site is not, and should not be deemed to be, incorporated by reference herein.

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UNION PACIFIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In Millions, Except per Share Amounts and Percentages)

	1st Quarter
	2009	2008	%
		(unaudited)
For the Period Ending March 31,

Operating Revenues
Freight Revenues	$3,240	$4,059	(20)
Other Revenues	175	211	(17)

Total Operating Revenues	3,415	4,270	(20)

Operating Expenses
Compensation and Benefits	1,070	1,132	(5)
Purchased Services and Materials	399	469	(15)
Fuel	386	957	(60)
Depreciation	345	340	1
Equipment and Other Rents	317	342	(7)
Other	226	242	(7)

Total Operating Expenses	2,743	3,482	(21)

Operating Income	672	788	(15)
Other Income	23	25	(8)
Interest Expense	(141)	(126)	12

Income Before Income Taxes	554	687	(19)
Income Tax Expense	(192)	(244)	(21)

Net Income	$362	$443	(18)

Share and per Share
Earnings per Share - Basic	$0.72	$0.86	(16)
Earnings per Share - Diluted	$0.72	$0.85	(15)
Weighted Average Number of Shares - Basic	502.7	518.4	(3)
Weighted Average Number of Shares - Diluted	504.6	522.8	(3)
Dividends Declared per Share	$0.27	$0.22	23

Operating Ratio	80.3%	81.5%	(1.2	) pts
Effective Tax Rate	34.7%	35.5%	(0.8	) pts

UNION PACIFIC CORPORATION

FREIGHT REVENUES STATISTICS

	1st Quarter
	2009	2008	%
		(unaudited)
For the Period Ending March 31,

Freight Revenues (Millions):
Agricultural	$661	$756	(13)
Automotive	162	363	(55)
Chemicals	513	603	(15)
Energy	807	857	(6)
Industrial Products	546	773	(29)
Intermodal	551	707	(22)

Total	$3,240	$4,059	(20)

Revenue Carloads (Thousands):
Agricultural	212	240	(12)
Automotive	97	188	(48)
Chemicals	180	225	(20)
Energy	521	582	(10)
Industrial Products	222	304	(27)
Intermodal	615	796	(23)

Total	1,847	2,335	(21)

Average Revenue per Car:
Agricultural	$3,116	$3,151	(1)
Automotive	1,675	1,930	(13)
Chemicals	2,843	2,676	6
Energy	1,550	1,473	5
Industrial Products	2,459	2,540	(3)
Intermodal	897	889	1

Average	$1,755	$1,738	1

UNION PACIFIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Millions of Dollars, Except Percentages)

	Mar. 31, 2009	Dec. 31, 2008
	(unaudited)
Assets
Cash and Cash Equivalents	$1,466	$1,249
Other Current Assets	1,551	1,564
Investments	947	974
Net Properties	35,856	35,701
Other Assets	379	234

Total Assets	$40,199	$39,722

Liabilities and Shareholders’ Equity
Debt Due within One Year	$137	$320
Other Current Liabilities	2,545	2,560
Debt Due after One Year	9,058	8,607
Deferred Income Taxes	10,317	10,282
Other Long-Term Liabilities	2,488	2,506

Total Liabilities	24,545	24,275
Total Shareholders’ Equity	15,654	15,447

Total Liabilities and Shareholders’ Equity	$40,199	$39,722

Debt to Capital	37.0%	36.6%
Adjusted Debt to Capital *	47.9%	47.4%

*	Adjusted Debt to Capital is a non-GAAP measure; however, we believe that it is important in evaluating our financial performance. See Union Pacific Web site under Investor Relations for a reconciliation to GAAP.

UNION PACIFIC CORPORATION

CONDENSED CONSOLIDATED CASH FLOWS

(Millions of Dollars)

	1st Quarter
	2009	2008
	(unaudited)
For the Period Ending March 31,

Operating Activities
Net Income	$362	$443
Depreciation	345	340
Deferred Income Taxes	20	36
Other - Net	(4)	16

Cash Provided by Operating Activities	723	835

Investing Activities
Capital Investments	(526)	(620)
Other - Net	(107)	(151)

Cash Used in Investing Activities	(633)	(771)

Financing Activities
Debt Issued	843	842
Common Shares Repurchased	—	(455)
Debt Repaid	(581)	(416)
Dividends Paid	(136)	(115)
Other - Net	1	29

Cash Used In Financing Activities	127	(115)

Net Change in Cash and Cash Equivalents	217	(51)

Cash and Cash Equivalents
Beginning of year	1,249	878

End of period	$1,466	$827

Free Cash Flow *
Cash Provided by Operating Activities	$723	$835
Cash Used in Investing Activities	(633)	(771)
Dividends Paid	(136)	(115)

Free Cash Flow	$(46)	$(51)

*	Free cash flow is a non-GAAP measure; however, we believe that it is important in evaluating our financial performance and measures our ability to generate cash without incurring additional financing.

UNION PACIFIC CORPORATION

OPERATING AND PERFORMANCE STATISTICS

	1st Quarter
	2009	2008	%
		(unaudited)
For the Period Ending March 31,

Operating / Performance Statistics
Gross Ton-Miles (GTMs) (Millions)	206,622	257,174	(20)
Employees (Average)	44,997	49,073	(8)
GTMs (Millions) per Employee	4.59	5.24	(12)
Customer Satisfaction Index	87	81	6	pts

Locomotive Fuel Statistics
Average Fuel Price per Gallon Consumed	$1.51	$2.84	(47)
Fuel Consumed in Gallons (Millions)	252	330	(24)
Fuel Consumption Rate *	1.217	1.283	(5)

AAR Reported Performance Measures
Average Train Speed (Miles per Hour)	27.2	22.2	23
Average Terminal Dwell Time (Hours)	24.3	25.2	(4)
Average Rail Car Inventory	286,398	306,342	(7)

Revenue Ton-Miles (Millions)
Agricultural	20,067	22,485	(11)
Automotive	1,952	3,890	(50)
Chemicals	11,999	13,939	(14)
Energy	56,003	63,334	(12)
Industrial Products	13,123	17,507	(25)
Intermodal	15,276	19,552	(22)

Total	118,420	140,707	(16)

*	Fuel consumption is computed as follows: gallons of fuel consumed divided by gross ton-miles in thousands.